EXHIBIT 23.2

Consent of Ernst & Young LLP Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 13, 2003, in the Registration Statement (Form S-1) and related Prospectus of salesforce.com for the registration of shares of its common stock.

/s/ ERNST & YOUNG LLP

Palo Alto, California

December 16, 2003